Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF
TITLE 18, UNITED STATES CODE)

I, Jim Lintzenich, Interim Chief Executive Officer, NutraCea, hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of NutraCea that, to my knowledge, the Annual Report of NutraCea on Form 10-K for the period ended December 31, 2008, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Intel. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K. A signed original of this statement has been provided to NutraCea and will be retained by NutraCea and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  October 18, 2009
NUTRACEA

By: /s/ Jame C. Lintzenich
James C. Lintzenich
Interim Chief Executive Officer
Interim Principal Financial Officer
Interim Chief Accounting Officer